Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is made as of this 22nd day of August, 2008 (the “Effective Date”), by and between Koosharem Corp., a California corporation d/b/a Select Staffing, located at 3820 State Street, Santa Barbara, CA 93105 (“Koosharem”), Real Time Staffing Services, Inc., a California corporation d/b/a Select Staffing, located at 3820 State Street, Santa Barbara, CA 93105 (“Real Time” and together with Koosharem, “Select”) and ClearPoint Resources, Inc., a Delaware corporation, located at 1600 Manor Drive, Suite 110, Chalfont, PA 18914 (“CPR”). Select and CPR shall each be a “Party” and shall collectively be the “Parties”.

B A C K G R O U N D

WHEREAS, Quantum Resource Corporation, a subsidiary of CPR (“Quantum”) and Remedy Temporary Services, Inc., a subsidiary of Koosharem (“Remedy”) entered into a certain Supplier Agreement, dated March 29, 2006 (the “Supplier Agreement”);

WHEREAS, on April 8, 2008, Koosharem and CPR entered into (i) a certain License Agreement (the “License Agreement”), and (ii) a certain Temporary Help Services Subcontract (the “Subcontract Agreement”);

WHEREAS, on (i) April 16, 2008, Select, in an email from Stephen Biersmith, made certain allegations with respect to the Subcontract Agreement, (ii) June 3, 2008, Select, in a letter from Stephen Biersmith to Michael Traina, made certain allegations regarding the iLabor Network and the License Agreement and the Subcontract Agreement, (iii) July 29, 2008, Select filed a lawsuit in the Superior Court of California (County of Santa Barbara; Case #1301875) claiming that, among other things, CPR owed Select $902,967.58 (the “Initial Complaint”), and (iv) August 1, 2008, Select amended the Initial Complaint to, among other things, increase the amount alleged to be owed to $1,033,210.22 (the “Amended Complaint”) (collectively, (i), (ii), (iii) & (iv) are referred to as the “Select Claims”);

WHEREAS, CPR claimed that Select failed to (i) pay $300,000 due under the License Agreement, (ii) pay an additional $300,000 due under the Subcontract Agreement, (iii) refund approximately $70,000 in payroll paid by CPR on behalf of Select, and (iv) provide certain certifications required under the Subcontract Agreement (collectively (i), (ii), (iii) & (iv) are referred to as the “CPR Claims”);

WHEREAS, each party denies that it owes any obligation, or is liable in any manner whatsoever, to the other parties; and

WHEREAS, in order to avoid the expense, inconvenience, delay and uncertainty of litigation relating to the Select Claims and CPR Claims, CPR and Select desire to settle the Select Claims and CPR Claims and all other claims by entering into this Agreement and by performing the undertakings, and making payment, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and the covenants, promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CPR and Select, intending to be legally bound hereby, agree as follows:

1. Release by Select. For good and valuable consideration, receipt of which is hereby acknowledged by Select, and intending to be legally bound, Select and its subsidiaries, parents and affiliates and its and their respective directors, officers, shareholders, employees, partners, agents, representatives, successors and assigns (the “Select Releasing Parties”), hereby release, remise and forever discharge CPR and its subsidiaries, parents and affiliates and its and their respective directors, officers, shareholders, employees, partners, agents, representatives, successors and assigns (the “CPR Released Parties”), from any and all claims, damages, losses, injuries, suits, debts, liabilities, sums of money, accounts, covenants, controversies, demands, actions, rights and causes of action of whatever kind or nature, at law or in equity, known or unknown, asserted or unasserted, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, accrued or unaccrued, made, brought, or which could have been made or brought, that the Select Releasing Parties may have had or may presently have, against the CPR Released Parties including but not limited to, all Select Claims and any and all claims arising out of or relating to the Supplier Agreement, the License Agreement and/or the Subcontract Agreement.

2. Release by CPR. For good and valuable consideration, receipt of which is hereby acknowledged by CPR, and intending to be legally bound, CPR and its subsidiaries, parents and affiliates and its and their respective directors, officers, shareholders, employees, partners, agents, representatives, successors and assigns (the “CPR Releasing Parties” and together with the Select Releasing Parties, the “Releasing Parties”), hereby release, remise and forever discharge Select and its subsidiaries, parents and affiliates and its and their respective directors, officers, shareholders, employees, partners, agents, representatives, successors and assigns (the “Select Released Parties” and together with the CPR Released Parties, the “Released Parties”), from any and all claims, damages, losses, injuries, suits, debts, liabilities, sums of money, accounts, covenants, controversies, demands, actions, rights and causes of action of whatever kind or nature, at law or in equity, known or unknown, asserted or unasserted, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, accrued or unaccrued, made, brought, or which could have been made or brought, that the CPR Releasing Parties may have had or may presently have, against the Select Released Parties including but not limited to, all CPR Claims and any and all claims arising out of or relating to the Supplier Agreement, the License Agreement and/or the Subcontract Agreement.

3. Waiver of California Civil Code § l542. The Select Releasing Parties having been informed and having read the provisions of California Civil Code (“Civil Code”) § 1542, knowingly and intentionally waives any protections afforded to themselves by Civil Code § 1542 (or any similar statute), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

This Agreement is intended to cover all claims or possible claims arising out of or related to those matters referred to in the foregoing release, whether such claims or possible claims are known, unknown or hereafter discovered or ascertained, and the provisions of § 1542 of the Civil Code (or any similar statute) are hereby expressly waived.

4. Additional Agreements. The Parties further agree as follows:

a. CPR shall retain the $900,000 paid to it under the License Agreement;

b. CPR shall retain all Select (and its subsidiaries’ and affiliates’) monies received as of the Effective Date from all accounts, except for Philip Morris. With respect to Philip Morris, CPR shall retain all monies due to Select and/or Remedy (and any of their subsidiaries or affiliates) from Philip Morris up through and including the week ending August 3, 2008; all other monies due to Select and/or Remedy (and any of their subsidiaries or affiliates) from Philip Morris for which CPR has received payments from Philip Morris shall be paid to Select within five (5) days of the full execution of this Agreement and all exhibits;

c. The Parties shall, simultaneous with the execution of this Agreement, execute the First Amendment to Temporary Help Services Subcontract, a copy of which is attached hereto as Exhibit A (the “First Amendment”);

d. Within three (3) business days of the Effective Date, Select shall file the appropriate paperwork in the Superior Court of California to dismiss the Initial Complaint and Amended Complaint with prejudice; and

e. The License Agreement is hereby terminated in its entirety and shall no longer have any effect.

5. Covenant Not to File. The Releasing Parties hereby covenant and agree never to commence an action, or to prosecute any legal action or any other proceedings against the Released Parties, arising from or based in whole or in part upon the claims, damages, losses, injuries, suits, debts, liabilities, sums of money, accounts, covenants, controversies, demands, actions, rights and causes of action of whatever kind or nature, at law or in equity, released in this Agreement, except as such may relate to the parties’ obligations hereunder.

6. Representations and Warranties. Each Party represents and warrants to the other Parties that it has not assigned or transferred, in whole or in part, any claim, right, demand or cause of action which it may now have or may have had or claim to have, of whatever kind or nature, against the other Parties, to any other person, corporation or other entity in any manner, including but not limited to assignment or transfer by subrogation or by operation of law.

7. Settlement of Disputed Claims. This Agreement is entered into as a compromise of disputed claims. Nothing herein shall be construed as an admission of any liability whatsoever, or of any allegation made, or which could have been made, and any and all liability is hereby expressly denied.

8. Entire Agreement; Amendment. This Agreement together with the First Amendment embody the entire understanding of the Parties relating to the subject matter hereof, and supersede all prior and/or contemporaneous understandings and agreements among the parties, written or oral. No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the Parties.

9. Successors and Assigns. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties and all who or which succeed to such Parties’ respective interests.

10. Injunctive Relief. Each Party hereby acknowledges that damages at law may be an inadequate remedy for a breach of any of the obligations and restrictions set forth in this Agreement. Accordingly, each Party shall be entitled to seek injunctive relief with respect to any such breach or threatened breach without the posting of any bond or other security. The rights set forth in this Section 10 shall be in addition to any other rights or remedies which any Party may have available to it hereunder, at law or in equity.

11. Opportunity to Consult. Each of the Parties hereto represents and warrants that is has exercised its judgment in deciding to execute this Agreement and that its decision to do so is not predicated or influenced by any written or oral declarations or representations of any other person, corporation or other entity except as expressly stated herein. Each Party represents and warrants that it has executed and entered into this Agreement with and upon the advice of counsel (or that it has had a full opportunity to consult with counsel) and has executed and entered into this Agreement voluntarily with full knowledge of its significance and legal effect.

12. Notice. All notices, requests, demands, payments and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given on receipt if delivered personally, two days after being sent by a nationally recognized overnight carrier, or three days after being mailed by certified mail, postage prepaid, return receipt requested. Refusal to accept any notice given under this Section 12, shall be deemed receipt. Notices shall be sent to the following addresses or to such other address as a Party may specify in a notice pursuant to this Section 12:

If to SELECT:

Select Staffing

3820 State Street

Santa Barbara, CA 93105

Attn: Steve Sorensen

With a Copy to:

Select Staffing

3820 State Street

Santa Barbara, CA 93105

Attn: General Counsel

If to COMPANY:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont,PA 18914

Attn: Michael Traina, CEO

With a Copy to:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: General Counsel

13. Governing Law. The laws of the Commonwealth of Pennsylvania shall govern this Agreement, without giving effect to any provisions concerning conflicts of law or choice of law or which Party drafted this Agreement. Any legal action or proceeding arising out of or in connection with this Agreement shall be brought in either the courts of Pennsylvania or California, and the Parties accept the co-exclusive jurisdiction of such courts.

14. Counterparts. This Agreement may be executed in counterpart copies, each of which shall be deemed to be an original document, and all of which shall together be deemed to constitute a single document.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement and Release as of the date first above written.

CPR:

CLEARPOINT RESOURCES, INC.

By:	/s/ Mike Traina
Name:	Mike Traina
Title:	CEO

KOOSHAREM:

KOOSHAREM CORP. D/B/A SELECT STAFFING

By:	/s/ Paul J. Sorensen
Name:	Paul J. Sorensen
Title:	President

REAL TIME:

REAL TIME STAFFING SERVICES, INC.

By:	/s/ Stephen Biersmith
Name:	Stephen Biersmith
Title:	Vice President and General Counsel